Exhibit 10.1

RESIGNATION AGREEMENT AND RELEASE

This Resignation Agreement and Release (“Agreement”) is made this 14th day of October, 2010 by and between Penn Virginia Corporation (hereinafter “Penn Virginia” or the “Company”) and Frank A. Pici (hereinafter “EMPLOYEE”).

WHEREAS, EMPLOYEE and Penn Virginia wish to agree on matters relating to the end of EMPLOYEE’s employment with the Company on the terms set forth herein;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and fully intending to be legally bound hereby, EMPLOYEE and Penn Virginia agree as follows:

1. EMPLOYEE, for and in consideration of the covenants described herein, and other consideration set forth herein, and intending to be legally bound, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE Penn Virginia, together with its predecessors-in-interest, successors-in-interest, parent, subsidiaries, divisions, and affiliates, and its current or former owners, officers, directors, employees, agents or representatives, from all legally waivable causes of action, suits, debts, claims, cross-claims, counterclaims and demands whatsoever in law or in equity, that he ever had, now has, may have had, or hereafter may have, or which his successors, assigns, heirs, executors, administrators may have, by reason of any matter, cause, or thing whatsoever, occurring at any time in the past up to and including the date of the execution of this Agreement and particularly, but without limitation of the foregoing general terms, any claims and/or counterclaims relating in any way to EMPLOYEE’s employment relationship with Penn Virginia, including, but not limited to, any legally waivable claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.; the Americans with Disabilities Act (“ADA”), 29 U.S.C. § 706 et seq., the Family Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 29601 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 301 et seq., the Pennsylvania Human Relations Act, 43 Pa. Stat. Ann. §§ 951 et seq.; Pennsylvania Equal Pay Law, 43 Pa. Stat. Ann. §§ 336.1 et seq.; the Pennsylvania Wage Payment and Collection Law, 43 Pa. Stat. Ann. §§ 260.1-260.11a., and all other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized arising prior to the effective date of this Agreement, and including any claims for attorneys’ fees and costs, except that this release of claims excludes (1) claims not waivable as a matter of law and (2) claims for a breach of this Agreement. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

2. In consideration of EMPLOYEE’s execution of this Agreement, his agreement to be legally bound by its terms, and the undertakings of EMPLOYEE as set forth herein, including his agreement to release and permanently waive claims of any kind against Penn Virginia:

a. EMPLOYEE acknowledges and agrees that EMPLOYEE’s separation date (“Separation Date”) from Penn Virginia will be December 31, 2010.

b. Penn Virginia shall pay the EMPLOYEE a lump sum of EIGHT HUNDRED THOUSAND DOLLARS ($800,000) on the Separation Date less applicable taxes. EMPLOYEE agrees that no further compensation, benefits or any other payments or obligations shall be owed to him by the Company, other than any vested rights he has under any employee benefit plan that is subject to ERISA and the Company’s obligations to him set forth in this Agreement. The Company will distribute to EMPLOYEE, in accordance with the SERP and applicable law, the funds deferred by EMPLOYEE (the “SERP Funds”) under the Company’s Supplemental Employee Retirement Plan (the “SERP”). The Company will use its best efforts to distribute to EMPLOYEE all SERP Funds not subject to Section 409A of the Internal Revenue Code of 1986, as amended (“409A”) by not later than January 9, 2011. The Company will distribute all SERP Funds subject to Section 409A by not later than 30 days after the six month anniversary of the Separation Date. EMPLOYEE will be entitled to COBRA coverage in accordance with applicable laws. Promptly after the Separation Date, the Company will send to EMPLOYEE a COBRA election form and other related information. EMPLOYEE will also be entitled, at the Company’s expense, to receive one University of Pennsylvania half day executive health evaluation prior to the Separation Date.

3. Nothing in this Agreement prevents or prohibits EMPLOYEE from filing a claim with a government entity, such as the U.S. Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, EMPLOYEE understands that, because EMPLOYEE is waiving and releasing all claims for monetary damages and any other claims for personal relief, EMPLOYEE may only seek and receive non-personal forms of relief through any such claim.

4.     a. EMPLOYEE recognizes and acknowledges that, by reason of his employment by and service to the Company, he has had access to confidential information of the Company and its affiliates, including, without limitation, analyses, interpretations, compilations, reports, reservoir data, geologic and geophysical data, maps, models, financial data, environmental data, information and knowledge pertaining to products and services offered, plans, trade secrets, proprietary information, customer lists and relationships among the Company and its affiliates and distributors, customers, suppliers and others who have business dealings with the Company and its affiliates (“Confidential Information”). EMPLOYEE acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information to any person or entity for any reason whatsoever without the prior written consent of the Company.

b. EMPLOYEE agrees not to make any disparaging comments about the Company, any of its subsidiaries, or its/their officers or directors to any person inside or outside the Company, including but not limited to, current and former employees, and current and former members of the Board of Directors of the Company. The Company agrees to not make any disparaging comments about EMPLOYEE to any person inside or outside the Company, including but not limited to, current and former employees, and current and former members of the Board of Directors of the Company. Violation of this Agreement will subject the guilty party to legal action by the other. The provisions of this Section 4(b) shall remain in effect for a period of two years from the date hereof.

5. EMPLOYEE hereby warrants that he will return to the Company all items of property provided by the Company for EMPLOYEE’s use during employment with the Company. EMPLOYEE also warrants that he will return to the Company all documents and materials (in electronic, paper or other form) created or received by EMPLOYEE in the course of employment with the Company, except EMPLOYEE’s personal copies of documents evidencing (i) hire, compensation rate and payments, benefits, and (ii) any other agreements between EMPLOYEE and the Company signed by EMPLOYEE.

6. EMPLOYEE hereby agrees and recognizes that his employment relationship with Penn Virginia has been permanently and irrevocably severed and that the Company does not have any obligation, contractual or otherwise, to hire, rehire, or re-employ him in the future. Until March 31, 2011, the Company will, upon receipt of appropriate invoices, pay to Kelleher Associates (the Consultant) up to a total of $10,000 for outplacement services provided by the Consultant for EMPLOYEE.

7. The parties further recognize and agree that this Agreement is not an admission of liability on the part of any party, which liability and responsibility for damages are specifically denied. The sole purpose of this Agreement is to enable the parties to agree on matters relating to the end of EMPLOYEE’s employment with Penn Virginia.

8. The parties agree that any dispute arising under this Agreement, or related in any way to the term of same, shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles.

9. This Agreement may be executed in counterparts by facsimile, all of which taken together shall constitute an instrument enforceable and binding upon the parties.

10. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against EMPLOYEE or Penn Virginia.

11. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

12. EMPLOYEE hereby certifies and acknowledges as follows:

a. that he has read the terms of this Resignation Agreement and Release, and that he understands its terms and effects, including the fact that he has agreed to RELEASE AND FOREVER DISCHARGE Penn Virginia, in accordance with paragraph 1;

b. that he has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him;

c. that he has been directed by this writing to consult with his attorney prior to signing this Resignation Agreement and Release;

d. that he understands that by executing this Resignation Agreement and Release, he is not waiving rights or claims that may arise after the date the waiver is executed;

e. that neither Penn Virginia nor any of its agents, representatives, employees, or attorneys have made any representations to him construing the terms or effects of this Agreement other than those expressly set forth in this Resignation Agreement and Release;

f. that Penn Virginia has provided him with at least 21 days within which to consider whether to sign this Resignation Agreement and Release and that he has signed on the date indicated below after concluding that this Resignation Agreement and Release is satisfactory to him;

g. that he has the right to revoke this Resignation Agreement and Release for a period of 7 days following his execution of the Agreement by giving written notice to Penn Virginia by fax or hand delivery to the attention of:

Patrick J. Udovich

Vice President of Human Resources

100 Matsonford Road

Radnor, PA 19087

(P) 610-687-8900

(F) 610-687-3688

IN WITNESS WHEREOF, and intending to be legally bound hereby, EMPLOYEE and Penn Virginia hereby execute the foregoing Resignation Agreement and Release.

CAUTION: READ CAREFULLY.

DO NOT SIGN THIS AGREEMENT, WHICH CONTAINS A GENERAL RELEASE, UNTIL AND UNLESS IT IS THOROUGHLY UNDERSTOOD.

I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS AGREEMENT.

/s/ Sharon L. Pici	/s/ Frank A. Pici
WITNESS	Frank A. Pici

Date: 11/1/2010

PENN VIRGINIA CORPORATION

/s/ A. James Dearlove
	By:	A. James Dearlove
	Title:	President and Chief Executive Officer
	Date:	11/2/2010

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